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                                                                    EXHIBIT 3.77

                                                                          [SEAL]

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                             IMCO SERVICE CORPORATION
                                      INTO
                           O-I BROCKWAY PLASTICS, INC.

             (Pursuant to Section 253 of the General Corporation Law
                                  of Delaware)

          O-I BROCKWAY PLASTICS, INC., a corporation incorporated on the 18th day of July, 1988, pursuant to the provisions of the General Corporation Law of the State of Delaware;

          DOES HEREBY CERTIFY that this Corporation owns at least 90% of the capital stock of IMCO Service Corporation, a corporation incorporated on the 31st day of January, 1977, pursuant to the provisions of the Virginia Stock Corporation Act and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 29th day of June, 1990, determined to and did merge into itself said IMCO Service Corporation, which resolution is in the following words to wit:

               WHEREAS this Corporation lawfully owns at least 90% of the outstanding stock of IMCO Service Corporation, a corporation organized and existing under the laws of Virginia, and

               WHEREAS this Corporation desires to merge into itself the said IMCO Service Corporation, and to be possessed of all the estate, property, rights, privileges and franchises of said Corporation,

               NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said IMCO Service

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          Corporation and assumes all of its liabilities and obligations; and

               FURTHER RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger between the Corporation and Surviving Corporation dated as of June 29, 1990 (the "Merger Agreement"), providing for the merger of the Corporation with and into Surviving Corporation, with Surviving Corporation being the surviving corporation, copies of which have been presented to this Board of Directors, are hereby authorized and approved; and

               FURTHER RESOLVED, that the president or a vice-president, and the secretary or assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership setting forth a copy of the resolution to merge said IMCO Service Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

               FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware or the

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          Commonwealth of Virginia, which may be in any way necessary or proper to effect said merger.

               IN WITNESS WHEREOF, said O-I Brockway Plastics, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Thomas L. Young, its Vice President and attested by Arthur H. Smith, its Assistant Secretary, this 29th day of June, 1990.

                                       BY: /s/ Thomas L. Young
                                           -------------------------------------
                                           Thomas L. Young
                                           Vice President


                                       ATTEST: /s/ Arthur H. Smith
                                               ---------------------------------
                                               Arthur H. Smith
                                               Assistant Secretary

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